UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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METALDYNE PERFORMANCE GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METALDYNE PERFORMANCE GROUP INC.

47659 Halyard Drive

Plymouth, Michigan 48170

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	June 12, 2015
Time	10:00 a.m. Eastern Time
Place:	Metaldyne Performance Group Inc.
47659 Halyard Drive
Plymouth, Michigan 48170

The purposes of the Annual Meeting are:

1.	To elect three Class I directors;

2.	To consider and act upon a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To consider and act upon a proposal to select, on an advisory basis, the frequency with which shareholders will vote on the compensation of the Company’s named executive officers; and

4.	To ratify the selection of KPMG LLP as our independent auditor for 2015.

We will also transact such other business as may properly come before the meeting.

The Company recommends that you vote as follows:

•	FOR each director nominee;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•	FOR 3 YEARS, on an advisory basis, as the frequency with which shareholders will vote on the compensation of the Company’s named executive officers; and

•	FOR the selection of KPMG LLP as the Company’s independent auditor for 2015.

Shareholders of record at the close of business on May 12, 2015 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting by internet, by telephone, or by completing, signing, dating, and returning your proxy card in the enclosed postage prepaid envelope. Instructions for each of these methods and the control number that you will need are provided on the proxy card. You may withdraw your proxy before it is exercised by following the directions in the proxy statement. Alternatively, you may vote in person at the Annual Meeting.

By Order of the Board of Directors,

Carol Creel

General Counsel and Secretary

May 15, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2015. THIS PROXY STATEMENT AND THE METALDYNE PERFORMANCE GROUP INC. 2014 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT: www.proxyvote.com

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METALDYNE PERFORMANCE GROUP INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To be held on June 12, 2015 at 10:00 a.m. Eastern Time

GENERAL INFORMATION

The Board of Directors of Metaldyne Performance Group Inc. (referred to as “MPG,” the “Company,” “we,” “us,” or “our” in this proxy statement) is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of MPG to be held at its offices at 47659 Halyard Drive, Plymouth, Michigan 48170, on Friday, June 12, 2015 at 10:00 a.m. Eastern Time and at any adjournment or postponement of the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about May 15, 2015. We are concurrently mailing to shareholders a copy of our 2014 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2014.

Effective December 12, 2014, MPG became a publicly traded company as a result of an initial public offering (an “IPO”). MPG was formed through the combination (the “Combination”) on August 4, 2014 of three metal-forming technology manufacturing companies, ASP HHI Holdings, Inc. (together with its subsidiaries, “HHI”), ASP MD Holdings, Inc. (together with its subsidiaries, “Metaldyne”), and ASP Grede Intermediate Holdings LLC (together with its subsidiaries, “Grede”), each of which was owned primarily by certain private equity funds affiliated with American Securities LLC (together with its affiliates, “American Securities”).

Who is entitled to vote at the Annual Meeting?

Our Board established the close of business on May 12, 2015 as the record date to determine the shareholders entitled to receive a notice of, and to vote at, our Annual Meeting or an adjournment or postponement of the meeting. On the record date, there were 67,074,927 shares of our common stock, $.001 par value, outstanding and entitled to vote. Each share of our common stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxy holders in accordance with the instructions given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

•	FOR each director nominee;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•	FOR 3 YEARS, on an advisory basis, as the frequency with which shareholders will vote on the compensation of the Company’s named executive officers; and

•	FOR the selection of KPMG LLP as our independent auditor for 2015.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, we have provided these proxy materials directly to you.

If your shares are held in a stock brokerage account, or with a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by your bank or broker. As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

What is a broker non-vote?

If your shares are held in “street name” through a bank, broker, or other nominee, you must provide voting instructions to that organization. If you do not provide voting instructions, the organization may vote in its discretion on routine proposals, but not on non-routine proposals, which is called a “broker non-vote.” All of the proposals on our agenda are non-routine, except for Proposal 4: Ratification of Selection of Independent Auditors.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are not treated as votes cast, so they will not have any effect on voting results of the proposals.

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What constitutes a quorum?

To conduct business at our Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum.

How can I submit my vote?

There are four methods you can use to vote: by internet, by telephone, by mail, or in person. Submitting your proxy by internet, telephone, or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting in person, your vote must be received by 11:59 p.m. Eastern Time on June 11, 2015.

Method	Record Holder	Beneficial Owner
Internet	Have your proxy card available and log on to www.proxyvote.com.	If your bank or broker makes this method available, the instructions will be included with the proxy materials.

Telephone	Have your proxy card available and call 800-690-6903 from a touchtone telephone anywhere (toll free only in the United States).	If your bank or broker makes this method available, the instructions will be included with the proxy materials.

Mail Your Proxy Card	Mark, date, sign, and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.	Mark, date, sign, and promptly mail the voting instruction form provided by your bank or broker in the postage-paid envelope provided for mailing in the United States.

In Person	You may vote by ballot in person at the Annual Meeting.	Obtain proof of stock ownership as of the record date and a valid legal proxy from the organization that holds your shares and attend the Annual Meeting.

How many votes are needed for each proposal to pass?

Our Bylaws provide that directors are elected by a plurality of votes cast. All of the other matters to be considered at our Annual Meeting require the affirmative vote of the majority of shares present and voting.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Is my proxy revocable?

You may revoke your proxy before it is exercised by voting in person at the Annual Meeting, by timely delivering a subsequent proxy, or by notifying us in writing of such revocation to the attention of Carol Creel, General Counsel and Secretary, at Metaldyne Performance Group Inc., 47659 Halyard Drive, Plymouth, MI 48170 before your proxy is voted. Unless you revoke your proxy in person at the meeting, your revocation must be received by 11:59 p.m. Eastern Time on June 11, 2015.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

We are paying the expenses involved in preparing, assembling, and mailing these proxy materials and all costs of soliciting proxies. Our executive officers and other employees may solicit proxies, without additional compensation, personally and by telephone and other means of communication. We will reimburse brokers and other persons holding our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, George Thanopoulos and Carol Creel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our director nominees is not available as a candidate, Mr. Thanopoulos and Ms. Creel may vote your shares for another candidate (or candidates) who may be nominated by the Board, or the Board may reduce its size.

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What is “householding” and how does it affect me?

The proxy rules of the Securities and Exchange Commission (the “SEC”) permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more shareholders sharing an address by delivering one proxy statement to those shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

We have been notified that certain intermediaries will use householding for our proxy materials and our 2014 Annual Report. Therefore, only one proxy statement and 2014 Annual Report may have been delivered to your address if multiple shareholders share that address. Shareholders who wish to opt out of this procedure and receive separate copies of the proxy statement and annual report in the future, or shareholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker, or other nominee, or us at the address and telephone number below.

We will promptly send a separate copy of the proxy statement for the Annual Meeting or 2014 Annual Report if you send your request to Investor Relations, Metaldyne Performance Group Inc., 47659 Halyard Drive, Plymouth, Michigan 48170, or call our Investor Relations Department at 248-440-9503.

Our Website

We maintain a website at www.mpgdriven.com. The information on our website is not a part of this proxy statement, and it is not incorporated into any other filings we make with the SEC.

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PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Our amended and restated certificate of incorporation provides that our Board will be divided into three classes, with one class being elected at each annual meeting of shareholders and with each director serving a three-year term. The term of office of our Class I directors, Kevin Penn, Jeffrey Stafeil, and George Thanopoulos, expires at this annual meeting. The Board proposes the election of Messrs. Penn, Stafeil, and Thanopoulos to serve as directors for a term expiring at the Annual Meeting of Shareholders in 2018, or until their respective successors are elected and qualified.

The Board of Directors expects that the persons named as proxy holders on the proxy card will vote the shares represented by each proxy for the election of each director nominee unless a contrary direction is given. If prior to the meeting a nominee is unable or unwilling to serve as a director, which the Board of Directors does not expect, the proxy holders may vote for such alternate nominee, if any, as may be recommended by the Board of Directors, or the Board may reduce its size.

Information regarding each of our director nominees is set forth below under “Board of Directors—Class I Director Nominees for a Term Expiring in 2018.”

The Board of Directors recommends a vote FOR the election to the Board of Directors of each of the following Class I director nominees:

Name	Age	Occupation
Kevin Penn	53	Managing Director of American Securities, LLC
Jeffrey Stafeil	45	Executive Vice President and Chief Financial Officer of Visteon Corporation
George Thanopoulos	51	Chief Executive Officer of Metaldyne Performance Group Inc. and President and Chief Executive Officer of HHI

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. Our Bylaws provide that our Board of Directors will be composed of eight directors or such number as the Board shall otherwise fix.

Class I Director Nominees for a Term Expiring in 2018

•	Kevin Penn, 53, has served on our Board of Directors since June 2014. Mr. Penn is the Chairman of our Board of Directors. Mr. Penn is also a Managing Director of American Securities, having joined in 2009. Prior to joining American Securities he founded and led ACI Capital Co., LLC. Prior thereto, he was Executive Vice President and Chief Investment Officer for a family investment office, First Spring Corporation, where he managed private equity, direct investment, and public investment portfolios. Earlier in his career Mr. Penn was a principal of the private equity firm Adler & Shaykin and was a founding member of the Leveraged Buyout Group at Morgan Stanley & Co. He was previously Chairman of Metaldyne, Grede, and HHI, and is currently the chairman of the boards of Frontier Spinning Mills and Learning Care Group. He is also a board member of Unified Logistics and Cornhusker Energy Lexington Holdings. He is a member of the Mount Sinai Hospital Department of Medicine Advisory Board, and he serves as Chairperson of the Board of Overseers of University of Pennsylvania School of Design and as a Governor/Overseer of Hebrew Union College. Mr. Penn holds a B.S. degree in Economics from the Wharton School of University of Pennsylvania and an M.B.A. from Harvard Business School. Mr. Penn was chosen as our director because of his management and financial expertise.

•	Jeffrey Stafeil, 45, has served on our Board of Directors since August 2014. Mr. Stafeil has been Chief Financial Officer at Visteon Corporation since October 2012 and has been its Executive Vice President since November 2012. He served as the Chief Financial Officer and Executive Vice President of DURA Automotive Systems, LLC (alternate name, Dura Automotive Systems Inc.) from December 2008 to 2010 and served as its Chief Executive Officer from October 2010 to 2012. Prior to joining DURA, he served as the Chief Financial Officer and member of management board of Klöckner Pentaplast GmbH & Co. KG. He served as Chief Financial Officer and Executive Vice President of Oldco M Corporation (the former Metaldyne Corporation) from 2001 to 2007, in addition to other management positions, since joining Oldco M Corporation in 2001. Mr. Stafeil served as a director of DURA Automotive Systems, LLC from June 2008 to October 2012 and Meridian Corporation from 2006 to 2009. From 2009 to 2012, he served as a director of J.L. French Automotive Castings Inc. and was previously a director of HHI. He currently serves as a director of Mentor Graphics Corp. Mr. Stafeil holds a B.S. degree in Accounting from Indiana University and an M.B.A. from the Fuqua School of Business at Duke University. Mr. Stafeil was chosen as our director because of his operational leadership and financial management experience.

•	George Thanopoulos, 51, was named our Chief Executive Officer in August 2014 in connection with the Combination and has served on our Board of Directors since August 2014. Mr. Thanopoulos is the founder of HHI and serves as its

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President and Chief Executive Officer since September 2005. Prior to founding HHI, he was a group president of Oldco M Corporation (the former Metaldyne Corporation) and prior to that held multiple positions at MascoTech, Inc., a predecessor company to Oldco M Corporation, over a 15-year period, including engineering, plant management, and executive management. Mr. Thanopoulos served as a member of the board of directors of Global Brass and Copper Holdings, Inc., a converter, fabricator, distributor, and processor of specialized copper and brass products in North America, from 2011 to 2014. Mr. Thanopoulos also served as a director of JL French Automotive Castings, Inc., a supplier of die cast aluminum components and assemblies, from 2006 to 2012 and as a director of Chassis Brakes International, a supplier of automotive foundation brakes and brake components, from 2012 to 2013. Mr. Thanopoulos holds a B.S. degree in Mechanical Engineering from the University of Michigan. Mr. Thanopoulos was chosen as our director because of his extensive experience in management and in the manufacturing industry.

Class II Directors whose Term Expires in 2016

•	Nick Bhambri, 51, has served on our Board of Directors since August 2014. Mr. Bhambri also served as the President of MECS Inc., a DuPont company, until April 2012. Before MECS was acquired by DuPont, Mr. Bhambri served as President and Chief Executive Officer of MECS since 2007, having joined the company in 1992. Mr. Bhambri was previously a director of HHI. Mr. Bhambri holds a B.S. degree in Mechanical Engineering and an M.B.A. from Washington University in St. Louis. Mr. Bhambri was chosen as our director because of his experience in the manufacturing industry.

•	Loren Easton, 35, has served on our Board of Directors since June 2014. Mr. Easton is also a Managing Director of American Securities, having joined in 2009. Prior to joining American Securities, Mr. Easton was a Vice President at ACI Capital Co., LLC and was an analyst at Lazard Frères. He was previously a director of Grede and Metaldyne and is currently a director of Frontier Spinning Mills and Unifrax. Mr. Easton holds a B.A. degree and an M.B.A. from the University of Pennsylvania. Mr. Easton was chosen as our director because of his management and financial expertise.

•	William Jackson, 54, has served on our Board of Directors since August 2014. Mr. Jackson has been an Executive Vice President of Corporate Development at Johnson Controls Inc. since September 2013 and served as its President of the Automotive Electronics & Interiors since March 2012. Mr. Jackson served as an Executive Vice President of Operations & Innovation at Johnson Controls Inc. from May 2011 to September 2013. Prior to Johnson Controls, he served as Senior Vice President and President of Automotive at Sears Holdings Corporation since March 2009 and was responsible for the oversight, leadership, and strategic growth of its automotive business, both in-store and online. Prior to Sears Holdings Corporation, Mr. Jackson was a Senior Partner and served in various leadership roles at Booz & Company. He served on the board of directors for both Booz Allen Hamilton and Booz & Company and was previously a director of Metaldyne. Mr. Jackson holds a B.S. degree and an M.S. degree in Mechanical Engineering from the University of Illinois and an M.B.A. from the University of Chicago. Mr. Jackson was chosen as our director because of his automotive and industrial consulting experience.

Class III Directors whose Term Expires in 2017

•	Michael Fisch, 52, has served on our board of directors since August 2014. Mr. Fisch is also the President and CEO of American Securities, which he co-founded in 1994. Mr. Fisch was previously a director of Metaldyne, Grede, and HHI and currently serves on the boards of certain American Securities affiliates, including ASP Portfolio Companies. He is a Trustee of Princeton Theological Seminary; board member of Human Rights Watch; and member of Mount Sinai Hospital Department of Medicine Advisory Board. Mr. Fisch holds a B.A. degree from Dartmouth College and an M.B.A. from Stanford University. Mr. Fisch was chosen as our director because of his management and financial expertise.

•	John (Jack) Pearson Smith, 66, has served on our Board of Directors since August 2014. Mr. Smith is also director and co-owner of Silversmith Inc., a producer of metering and automated data reporting systems for natural gas, oil production, and waste water disposal. Prior to co-founding Silversmith Inc. in 2003, Mr. Smith was President and Chief Executive Officer of Holland Neway International, a producer of commercial vehicle suspensions and brake systems, with prior experience in engineering management at Ford Heavy Truck Division. Mr. Smith was previously a director of Metaldyne, and currently serves on the board of directors of SRAM Corporation. He is also on the board of Grand Valley State University Foundation. Mr. Smith holds a B.S. degree and an M.S. degree in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Smith was chosen as our director because of his operational leadership and automotive expertise.

Controlled Company Exception and Phase-in

American Securities beneficially owns shares representing more than 50% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards

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of the New York Stock Exchange (“NYSE”). Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our Board of Directors consist of independent directors, (2) that our Board of Directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) that our Board of Directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. The Company is currently utilizing some of these exemptions. As a result, although we have independent director representation on our compensation and nominating and corporate governance committees, they are not comprised entirely of independent directors, and only half of our board members are independent directors. Although we may transition to fully independent compensation and nominating and corporate governance committees prior to the time we cease to be a “controlled company,” for such period of time you will not have the same protections afforded to shareholders of companies that are subject to all of these corporate governance requirements. The controlled company exemption does not modify the independence requirements for the audit committee, and we currently comply with the requirements of the Sarbanes-Oxley Act and the NYSE rules which require that our Audit Committee be composed of at least three members, a majority of whom are independent, and plan to comply with the requirement that each Audit Committee member will be independent within one year of the IPO. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.

Director Independence

Our Board of Directors has affirmatively determined that Mr. Bhambri, Mr. Jackson, Mr. Smith, and Mr. Stafeil are independent directors under the applicable rules of the NYSE and as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee

The primary purpose of our Audit Committee is to assist the Board’s oversight of:

•	the audits and integrity of our financial statements;

•	our processes relating to risk management;

•	our processes relating to the systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence, and performance of our independent auditor;

•	the auditor’s conduct of the annual audit of our financial statements and any other auditor services provided; and

•	the performance of our internal audit function.

Our Audit Committee also reviews and assesses our legal and regulatory compliance and the application of our codes of business conduct and ethics as established by management and the Board.

Messrs. Stafeil, Bhambri, and Easton serve on the Audit Committee. Mr. Stafeil serves as Chairman of the Audit Committee and also qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K, and each Audit Committee member meets the financial literacy requirements of the NYSE. Our Board of Directors has affirmatively determined that Mr. Stafeil and Mr. Bhambri meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable Securities and Exchange Commission and NYSE rules, and we intend to comply with these independence requirements for all members of the Audit Committee within the time periods specified therein. The Audit Committee is governed by a charter that complies with the NYSE rules.

Compensation Committee

The primary purposes of our Compensation Committee are to:

•	oversee our employee compensation policies and practices;

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•	determine and approve the compensation of our chief executive officer and other executive officers;

•	review and approve incentive compensation and equity compensation policies and programs; and

•	produce the annual report of the Compensation Committee as required by Securities and Exchange Commission rules.

Messrs. Penn, Easton, and Jackson serve on the Compensation Committee, and Mr. Penn serves as the Chairman. The Compensation Committee is governed by a charter.

Nominating and Corporate Governance Committee

The primary purposes of our Nominating and Corporate Governance Committee are to:

•	identify and screen individuals qualified to serve as directors and recommend to the Board of Directors candidates for nomination for election;

•	evaluate, monitor, and make recommendations to the Board of Directors with respect to our corporate governance guidelines;

•	coordinate and oversee the annual self-evaluation of the Board of Directors and its committees and management; and

•	review our overall corporate governance and recommend improvements for approval by the Board of Directors where appropriate.

Messrs. Fisch, Penn, and Smith serve on the Nominating and Corporate Governance Committee, and Mr. Fisch serves as the Chairman. The Nominating and Corporate Governance Committee is governed by a charter. The committee has a policy to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors.

Pursuant to the Stockholders’ Agreement dated August 4, 2014 among the Company and certain of its shareholders, for so long as American Securities in the aggregate owns at least 10% of the outstanding shares of Company common stock, it is entitled to nominate at least one individual for election to the Board. The Stockholders’ Agreement also provides that the Company, the Board (subject to exercise of their fiduciary duties under applicable law), and the Nominating and Corporate Governance Committee (subject to exercise of their fiduciary duties under applicable law) will (i) nominate and recommend to shareholders, for election or re-election as part of the management slate of directors, a nominee designated by American Securities (the “AS Nominee”), and (ii) provide the same type of support for the election of each AS Nominee as provided to other persons standing for election as directors of the Company as part of the management slate. See “Certain Relationships and Related Person Transactions” for additional information regarding the Stockholders’ Agreement.

The Nominating and Corporate Governance Committee will also consider recommendations for Board candidates submitted by shareholders using substantially the same criteria it applies to recommendations from the committee, directors, and members of management. Shareholders may submit recommendations by providing a person’s name and appropriate background and biographical information in writing to:

Metaldyne Performance Group Inc.

47659 Halyard Drive

Plymouth, MI 48170

Attention: Nominating and Corporate Governance Committee

Board and Committee Meetings

During 2014 the Board of Directors held four meetings and the Audit Committee held three meetings. The Compensation Committee and the Nominating and Corporate Governance Committee were formed in connection with our initial public offering and held no meetings during 2014. Each director attended all of the Board meetings and all applicable committee meetings that were held during 2014 while such person was a director. The Board has a policy that all directors attend the Annual Meeting of Shareholders absent unusual circumstances.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of a board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee and any executive, member of a board of directors, or member of a compensation committee (or other committee performing equivalent functions) of any other company.

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Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our web site at www.mpgdriven.com. Any waiver of the code for directors or executive officers may be made only by our Board of Directors and will be promptly disclosed to our shareholders as required by applicable U.S. securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board of Directors and will be promptly disclosed (other than technical, administrative, or non-substantive changes). Any amendments to the code, or any waivers of its requirements, will be disclosed on our website. Any person may request a copy of the code of business conduct and ethics, at no cost, by writing to us at the following address:

Metaldyne Performance Group Inc.

47659 Halyard Drive

Plymouth, MI 48170

Attention: Corporate Integrity Committee

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE, as applicable, that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the Board and Chief Executive Officer, executive sessions, standing board committees, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management, and management succession planning. A copy of our corporate governance guidelines is posted on our website www.mpgdriven.com.

Director Compensation

Following the Combination, each director who was not an employee of the Company or of American Securities received annual cash compensation of $100,000 and in 2015, received a grant of restricted stock with a grant date value of $50,000 that will vest over a three-year period. Effective January 1, 2015, our non-employee directors affiliated with American Securities are also entitled to the same non-employee director compensation; however, the cash compensation and restricted shares of our common stock will be paid and granted, respectively, directly to American Securities and not to the director individually. Mr. Stafeil receives additional annual cash compensation of $25,000 for his services as the Chairman of the Audit Committee. Mr. Thanopoulos, who is an employee of the Company, receives no additional compensation for his service on our Board of Directors.

The following table sets forth compensation paid to our non-employee directors for their services as a director of the boards of HHI, Metaldyne, or MPG as applicable.

Name	Fees Earned or Paid in Cash ($)(3)
Nick Bhambri(1)	70,833
William Jackson(2)	70,833
Jack Smith(2)	70,833
Jeffrey Stafeil(1)	81,250

(1)	Compensation paid by HHI and MPG.

(2)	Compensation paid by Metaldyne and MPG.

(3)	The aggregate number of stock options held by non-employee directors as of December 31, 2014 was: 16,690 for Mr. Bhambri; 11,765 for Mr. Jackson; 11,765 for Mr. Smith; and 12,630 for Mr. Stafeil.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of our executive officers, who serve at the discretion of our Board of Directors.

Name	Age	Position
George Thanopoulos	51	Chief Executive Officer of MPG, and President & CEO of HHI
Mark Blaufuss	47	Chief Financial Officer and Treasurer of MPG
Thomas Amato	51	Co-President of MPG, and President & CEO of Metaldyne
Douglas Grimm	53	Co-President of MPG, and President & CEO of Grede

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Mr. Thanopoulos’s experience is set forth above under “Board of Directors—Class I Director Nominees for a Term Expiring in 2018.”

Mark Blaufuss was named our Chief Financial Officer and Treasurer in August 2014 in connection with the Combination. Mr. Blaufuss has also served as Metaldyne’s Chief Financial Officer since May 2011. Prior to joining Metaldyne, Mr. Blaufuss held the Chief Financial Officer position at United Components, Inc., an aftermarket automotive parts supplier, from September 2009 to April 2011, and at Axletech International, a planetary axle supplier, from April 2007 to September 2009. He also worked as a director of AlixPartners, a consulting firm, Corporate Controller of JPE, Inc., an automotive parts supplier, and Manager at PricewaterhouseCoopers. Mr. Blaufuss acted as CFO for Stonebridge Industries, Inc. until 2004. Stonebridge Industries, Inc. filed for Chapter 11 bankruptcy in 2005. Mr. Blaufuss holds a B.S. degree in Accounting from Michigan State University.

Thomas Amato was named our Co-President in August 2014 in connection with the Combination. Mr. Amato also serves as the President and Chief Executive Officer of Metaldyne, LLC, which he has done since its founding in 2009. Prior to that, he held multiple positions at Oldco M Corporation (the former Metaldyne Corporation), including Executive Vice President of Corporate Development and Executive Vice President of Commercial Operations. He was named Chairman, President, and Chief Executive Officer of Oldco M Corporation in January 2008 and was also Co-Chief Executive Officer of Asahi Tec, a Japanese casting and forging company publicly traded on the Tokyo Stock Exchange. Mr. Amato also held multiple positions at MascoTech, Inc., a predecessor company to Oldco M Corporation, which he joined in 1994, and he has served on the boards of Asahi Tec and Wolverine Tube. Mr. Amato holds a B.S. degree in Chemical Engineering from Wayne State University and an M.B.A. from the University of Michigan.

Douglas Grimm was named our Co-President in August 2014 in connection with the Combination. Mr. Grimm also serves as President and Chief Executive Officer of Grede which he has done since February 2010. Prior to that, he served as Chief Executive Officer of Citation Corporation, a foundry that manufactures components for the transportation and industrial markets, from January 2008 to February 2010. Prior to co-founding Grede Holdings LLC, Mr. Grimm served as Vice President—Global Ford, Materials Management, Powertrain Electronics & Fuel Operations of Visteon Corporation, a global automotive supplier that manufactures climate, electronics, and interior products for vehicle manufacturers, from 2006 to 2008. Prior to that time, Mr. Grimm spent five years at Oldco M Corporation (the former Metaldyne Corporation) as a Vice President in various executive positions, including commercial operations, General Manager of forging and casting operations, as well as having responsibility for global purchasing and quality. Before joining Oldco M Corporation in 2001, Mr. Grimm was with Dana Corporation, a worldwide supplier of drivetrain, sealing and thermal management components and systems in 1998 and served as Vice President, Global Strategic Sourcing. Prior to that, Mr. Grimm spent 10 years at Chrysler Corporation in various purchasing management positions. Mr. Grimm is the immediate past Chairman of the Original Equipment Supplier Association (OESA), Vice-Chairman of the Motor & Equipment Manufacturers Association (MEMA) and a director for the Peterson American Corporation. Mr. Grimm holds a B.A. degree in Economics & Management from Hiram College (OH), where he is a member of the board of trustees, and an M.B.A. from the University of Detroit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no such forms were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2014.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows information as of March 15, 2015 regarding the beneficial ownership of our common stock by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each member of our Board, and each executive officer named in the 2014 Summary Compensation Table below (a “named executive officer” or “NEO”); and

•	all members of our Board and our executive officers as a group (11 individuals).

Beneficial ownership of shares is determined under SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 67,075,085 shares of our common stock outstanding and beneficial ownership as of March 15, 2015. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is

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a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is 47659 Halyard Drive, Plymouth, MI 48170, c/o Metaldyne Performance Group Inc.

	Shares of common stock beneficially owned
Name of beneficial owner	Number of shares(4)(5)	Percentage of shares
5% shareholders:
ASP MD Investco LP(1)	52,681,147	78.5%
Named executive officers and directors:
George Thanopoulos	2,224,018	3.3%
Mark Blaufuss(2)	136,728	*
Thomas Amato(3)	541,863	*
Douglas Grimm	103,215	*
Nick Bhambri	22,705	*
Loren Easton	—	—
Michael Fisch	—	—
William Jackson	4,278	*
Kevin Penn	—	—
John Pearson Smith	4,278	*
Jeffrey Stafeil	9,340	*
All board of director members and executive officers as a group (11 persons)	3,046,425	4.5%

*	Less than 1%

(1)	Based on Schedule 13G filed on February 17, 2015, as of December 31, 2014 ASP MD Investco LP, a Delaware limited partnership, American Securities Partners VI, L.P., American Securities Partners VI(B), L.P., American Securities Partners VI(C), L.P. and American Securities Partners VI(D), L.P. (collectively, the “Sponsors”), are collectively owners of more than 99% of the limited partnership interests of ASP MD Investco LP. The following persons may be deemed having voting or investment power with respect to shares of our common stock beneficially owned by ASP MD Investco LP: (i) David Horing and Michael G. Fisch, in their capacities as the managing members of American Securities Associates VI, LLC, the general partner of each of the Sponsors, and (ii) Michael G. Fisch, in his capacity as trustee of The Michael G. Fisch 2006 Revocable Trust, the manager of ASCP, LLC, the managing member of American Securities LLC, which in turn is (A) the provider of investment advisory services to each Sponsor and (B) the owner of 100% of the issued and outstanding shares of ASP Manager Corp., the general partner of ASP MD Investco LP. Such individuals disclaim beneficial ownership of the shares of common stock held by ASP MD Investco, LP, except to the extent of their pecuniary interests therein. The address for ASP MD Investco LP is c/o American Securities LLC, 299 Park Avenue, 34th Floor, New York, NY 10171.

(2)	Does not include 1,550 shares of our common stock held in escrow in connection with the Metaldyne Transaction.

(3)	Does not include 9,700 shares of our common stock held in escrow in connection with the Metaldyne Transaction.

(4)	Shares owned by directors and executive officers include unvested shares of restricted stock over which the holder has sole voting but not investment power: 133,334 shares for Mr. Thanopoulos; 83,334 shares for Mr. Blaufuss; 133,334 shares for Mr. Amato; 133,334 shares for Mr. Grimm; and 483,336 shares for all directors and executive officers as a group.

(5)	Shares owned by directors and executive officers include shares that may be acquired on or before May 14, 2015 upon exercise of stock options: 831,823 shares for Mr. Thanopoulos; 98,773 shares for Mr. Blaufuss; 287,843 shares for Mr. Amato; 9,385 shares for Mr. Grimm; 7,429 shares for Mr. Bhambri; 4,278 shares for Mr. Jackson; 4,278 shares for Mr. Smith; 3,615 shares for Mr. Stafeil; and 1,247,424 shares of directors and executive officers as a group. Holders of options have no voting or investment power over exercised option shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

Merger Agreement

Pursuant to the Merger Agreement dated as of July 31, 2014 (the “Merger Agreement”), the Combination was consummated on August 4, 2014 whereby HHI, Metaldyne, and Grede became wholly-owned subsidiaries of MPG. In connection with the Combination (except for treasury shares or treasury units and certain shares or units owned by American Securities, which were cancelled for no consideration), (i) each issued and outstanding unit of ASP Grede Intermediate Holdings LLC was converted into the right to receive 10.72363 shares of our common stock, (ii) each issued and outstanding share of common stock of ASP MD Holdings, Inc. was converted into the right to receive 0.21399 shares of our common stock, (iii) each issued and outstanding share of common stock of ASP HHI Holdings, Inc. was converted into the right to receive 1.67082 shares of our common stock, and (iv) the outstanding options to purchase shares of ASP MD Holdings, Inc., ASP HHI Holdings, Inc., and ASP Grede Intermediate Holdings LLC were converted into options to

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acquire a number of shares of our common stock, in each case in accordance with and subject to the terms and conditions of the Merger Agreement. In addition, following the Grede merger in the Combination, ASP Grede Holdings LLC liquidated and distributed the shares of our common stock it received in the Combination to its former unit holder.

Stockholders’ Agreement

We entered into a Stockholders’ Agreement on August 4, 2014 (the “Stockholders’ Agreement”) that governs our relationship with certain of our stockholders, and which prescribes the rights and restrictions of each stockholder party thereto. Upon completion of the IPO, the provisions in the Stockholders’ Agreement that provide for limitations on transfers (including, among others, the limitations on a minority investor transferring his or her shares, the right of first offer, tag-along rights, drag-along rights and participation rights) terminated. In addition, certain provisions that provide for the purchase of minority shares of our common stock upon termination of employment of a minority investor also terminated at that time. All provisions in the Stockholders’ Agreement will terminate upon the sale of all or substantially all of the assets or equity interests in MPG to a third party, whether by merger, consolidation, sale of assets or securities, or otherwise.

The Stockholders’ Agreement provides demand registration rights to American Securities. In connection with any registration effected pursuant to the terms of the Stockholders’ Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees, and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages, and liabilities with respect to each registration effected pursuant to the Stockholders’ Agreement.

Management Consulting Agreements

Each of HHI, Metaldyne, and Grede entered into separate management consulting agreements (together, the “Management Consulting Agreements”) with American Securities in connection with American Securities’ acquisitions of such entities. Pursuant to the Management Consulting Agreements, American Securities provided management consulting services to HHI, Metaldyne, and Grede. American Securities was also eligible to receive 1% of the value of certain corporate transactions for which they provided advisory services. The Management Consulting Agreements also included customary exculpation and indemnification provisions in favor of American Securities. The Management Consulting Agreements, and fees payable under those agreements, terminated on December 12, 2014 pursuant to their respective terms upon consummation of the IPO.

Pursuant to the Management Consulting Agreements, American Securities received the following fees and expenses:

	(In millions)
	2014	2013
Management fees	$5.1	$4.0
Transaction fees	8.3	—
Expense reimbursements	1.3	0.5
Total	$14.7	$4.5

Employment Agreements

We have entered into employment agreements with each of George Thanopoulos, Thomas Amato, Douglas Grimm, and Mark Blaufuss. For more information regarding these agreements, see “Compensation Discussion and Analysis” below.

Indemnification Agreements

We entered into indemnification agreements with our current directors and NEOs and expect to enter in a similar agreement with any new directors or executive officers. The indemnification agreement entitles the indemnitee to indemnification, to the fullest extent permitted by law, if the indemnitee is, or threatened to be made, a party to or to participate in a legal proceeding, investigation, inquiry, hearing, or other action by reason of the fact that the person is or was a director or executive officer of the Company.

Policies for Approval of Related Person Transactions

We have adopted a written policy relating to the approval of related person transactions. Our Audit Committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees, executive officers, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above. Our General Counsel will be primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

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As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below.

Executive Summary

This compensation discussion and analysis provides an overview and analysis of (i) the elements comprising the compensation programs at HHI, Metaldyne, or Grede, as applicable, for our named executive officers, which we refer to in this compensation discussion and analysis as our named executive officers (“NEOs”), (ii) the compensation decisions made under such programs and reflected in the executive compensation tables that follow this compensation discussion and analysis, and (iii) the material factors considered in making those decisions. In addition, this compensation discussion and analysis includes a discussion of our compensation program for NEOs after the Combination.

Our NEOs

Our NEOs were executive officers at HHI, Metaldyne, or Grede prior to the Combination. We determined the NEOs based on their position after the Combination and their compensation for the year ended December 31, 2014 from HHI, Metaldyne, or Grede, as applicable. For the year ended December 31, 2014, our NEOs were:

•	George Thanopoulos, our Chief Executive Officer, and President & CEO of HHI. In 2014, Mr. Thanopoulos served as the Chief Executive Officer of HHI through August 3, 2014. On August 4, 2014, effective with the Combination, Mr. Thanopoulos was named Chief Executive Officer of MPG, in addition to his role as President & CEO of HHI.

•	Mark Blaufuss, our Chief Financial Officer and Treasurer. In 2014, Mr. Blaufuss served as the Chief Financial Officer of Metaldyne through August 3, 2014. On August 4, 2014, effective with the Combination, Mr. Blaufuss was named Chief Financial Officer and Treasurer of MPG.

•	Thomas Amato, our Co-President, and President & CEO of Metaldyne. In 2014, Mr. Amato served as the President and Chief Executive Officer of Metaldyne through August 3, 2014. On August 4, 2014, effective with the Combination, Mr. Amato was named Co-President of MPG, in addition to his role as President & CEO Metaldyne.

•	Douglas Grimm, our Co-President, and President & CEO of Grede. In 2014, Mr. Grimm served as the Chairman, President and Chief Executive Officer of Grede through August 3, 2014. On August 4, 2014, effective with the Combination, Mr. Grimm was named Co-President of MPG, in addition to his role as and President & CEO of Grede.

Compensation Philosophy

In connection with the Combination, we reviewed and aligned the existing compensation programs of HHI,

Metaldyne, and Grede into our executive compensation program. Consistent with the existing programs, our overall post-Combination compensation program is structured to attract, motivate, and retain highly qualified executives by paying them competitively, with variable components designed to pay them based on results that are consistent with our performance on both a short- and long-term basis and on their contribution to that success. In addition, this program is structured to ensure that a significant portion of compensation opportunity is related to specific, measurable factors that directly and indirectly influence shareholder value. Accordingly, we continue to set goals designed to link each executive officer’s compensation to our performance and the executive officer’s own performance.

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Compensation Elements

Our compensation for our NEOs consists primarily of the elements, and their corresponding primary objectives, identified in the following table.

Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

Annual performance-based compensation	To promote our near-term performance objectives across the entire workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards	To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to own our stock.

Severance and change in control benefits	To encourage the continued attention and dedication of key individuals when considering strategic alternatives.

Retirement savings (401(k)) plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing health, dental, disability and life insurance as well as other benefits with high perceived values at a relatively low cost to us.

Determination of Compensation Awards

The post-Combination executive compensation program is based on the existing programs at HHI, Metaldyne, and Grede and the existing employment agreements for our NEOs, which were revised to reflect the impact of the Combination and changes to responsibilities, as well as to harmonize common elements of each of the senior executive’s employment arrangements, such as severance, change of control, and other provisions. We did not use benchmarking or a compensation consultant to establish the terms of the revised employment agreements. We relied upon our judgment and general industry knowledge of management and our Board of Directors obtained through years of service with comparably sized companies in our industry to determine the terms of our executive compensation program, as well as the relative roles of the executives and any additional responsibilities to be undertaken by the executives.

Compensation Committee

The Compensation Committee oversees our executive compensation program and determines the compensation of our executive officers, including our NEOs, and is charged with reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophies. In addition, the Compensation Committee is charged with ensuring that the total compensation paid to our executive officers is fair, reasonable, and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their positions. The Compensation Committee has primary responsibility for (i) overseeing our executive compensation policies and practices; (ii) reviewing and determining the compensation of our executive officers (including our Chief Executive Officer and other NEOs), including (a) determining base salary and target bonus levels (representing the bonus that may be awarded expressed as a percentage of base salary or as a dollar amount for the year), (b) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period, (c) determining the awards to be paid to our Chief Executive Officer and other NEOs under our annual performance-based compensation program for each year, and (d) making equity award grants under our 2014 Equity Incentive Plan (defined below); (iii) providing oversight of our compensation policies, plans, and benefit programs including reviewing, approving, and administering all compensation and employee benefit plans, policies, and programs; and (iv) producing, approving, and recommending to the Board of Directors for approval reports on compensation matters required to be included in our annual proxy statement or annual report.

In determining compensation levels for our NEOs, the Compensation Committee considers each NEO’s unique position and responsibility and relies upon the judgment and experience of its members, including their review of competitive compensation levels in our industry. We believe that executive officer base salaries should be competitive with the salaries of executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance, each executive’s level of experience, and each executive’s current and expected future contributions to our results. In this regard, each NEO’s current and prior compensation is considered as a reference point against which determinations are made as to whether increases are appropriate to retain the NEO in light of competition or in order to provide continuing performance incentives.

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Role of Chief Executive Officer

To aid the Compensation Committee in making its determinations, the Chief Executive Officer will provide recommendations at least annually to the Compensation Committee regarding the compensation of executive officers other than him. The performance of our executive officers, including the Chief Executive Officer, will be reviewed at least annually by the Compensation Committee to determine each executive officer’s compensation.

Use of Peer Group Data

In making compensation determinations in connection with the Combination, we did not use benchmarking or compensation consultants, directly compare compensation levels with any other companies, or refer to any specific compensation survey or other data. The Compensation Committee may use compensation consultants and peer group data in making future compensation decisions, including studies on compensation structure and banding as well as our long-term incentive plan in comparison to our peers. Our Compensation Committee has established the following peer group with which we compete for talent to assist with external benchmarking and to assist the committee in determining total compensation for executive officers:

Ametek	Allison Transmission	American Axle
BorgWarner	Briggs & Stratton	Brunswick Corp
Cooper Standard	Dana Holding	Delphi Automotive
ITT Corp	Linamar Corp	Snap-on Inc.
Terex Corp	Timken Co.	Titan International
TRW Automotive	Valmont Industries	WABCO Holdings

Compensation Programs

The 2014 compensation for each of our NEOs was determined in accordance with the terms of their respective employment agreements or offer letter and was overseen by the respective compensation committees or boards of directors, as applicable, of HHI, Metaldyne, and Grede. The compensation for Mr. Thanopoulos and Mr. Blaufuss in 2014 consisted of base salary, non-equity incentive plan compensation, equity compensation, and other compensation (including, among other items, 401(k) savings plan match). The compensation for Mr. Amato in 2014 consisted of base salary, non-equity incentive plan compensation, equity compensation, and other compensation (including, among other items, a flexible allowance plan and 401(k) savings plan match). The compensation for Mr. Grimm in 2014 consisted of a base salary, non-equity compensation, and other compensation (including, among other items, a flexible allowance plan, car allowance, and 401(k) savings plan match). Each of the elements of the 2014 compensation for the NEOs is described below.

Base Salary

Each of our NEOs is party to an employment agreement that establishes a minimum base salary (as may be adjusted up but not down by our Board of Directors from time to time). Base salaries for our executive officers were generally set at levels deemed necessary to attract and retain individuals with superior talent while taking into account the total compensation package provided to them in their employment agreements. Each year, base salaries will be adjusted, subject to the terms and conditions of their respective employment agreements, based upon the scope of responsibility and demonstrated proficiency of the NEOs as assessed by the Compensation Committee.

Each of HHI, Metaldyne, and Grede paid base compensation commensurate with the position and responsibilities of the NEO. The applicable 2014 base salary for each of our NEOs was determined in accordance with their respective employment agreements and reviewed as part of the Combination. The following table sets forth the 2014 base salaries for our NEOs.

		2014
Name	Principal Position	Base Salary(1)
George Thanopoulos	Chief Executive Officer of MPG, and President & CEO of HHI	$874,182	(2)
Mark Blaufuss	Chief Financial Officer and Treasurer of MPG	$600,000	(3)
Thomas Amato	Co-President of MPG and President & CEO of Metaldyne	$750,000	(4)
Douglas Grimm	Co-President of MPG and President & CEO of Grede	$750,000	(5)

(1)	Represents the base salary of our NEOs, as paid by HHI, Metaldyne, or Grede, as applicable, in 2014.

(2)	The base salary of Mr. Thanopoulos was $848,720 for the period from January 1, 2014 through June 30, 2014. It was increased to $874,182 effective as of July 1, 2014.

(3)	The base salary of Mr. Blaufuss was $337,594 for the period from January 1, 2014 through June 30, 2014. It was increased to $600,000 effective as of July 1, 2014.

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(4)	The base salary of Mr. Amato was $533,820 for the period from January 1, 2014 through June 30, 2014. It was increased to $750,000 effective as of July 1, 2014.

(5)	The base salary of Mr. Grimm was $590,000 for the period from January 1, 2014 through June 30, 2014. It was increased to $750,000 effective as of July 1, 2014.

2014 Performance-based Compensation

In 2014, each of HHI, Metaldyne, and Grede had a performance-based compensation component to their executive compensation plan to link a portion of the NEO’s compensation to the respective company’s performance and/or the individual’s performance. Set forth below is a description of performance-based compensation for each of the NEOs.

In accordance with HHI’s performance-based compensation plan, HHI paid each of its executive officers an award based on HHI’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and various non-cash or one-time adjustments) and individual performance objectives. Each HHI executive officer was entitled to receive a target award based on a percentage of their base salary. Seventy-five percent of the award was based on HHI’s adjusted EBITDA and 25% of the award was based on individual performance objectives. To receive an award, HHI’s adjusted EBITDA had to exceed 80% of budgeted adjusted EBITDA and/or the executive officer had to meet his or her individual performance objectives. To receive the target award, HHI had to meet or exceed its budgeted adjusted EBITDA, which was $186.9 million for 2014, and the executive officer had to meet his or her individual performance objectives. In the event HHI’s adjusted EBITDA exceeded budgeted adjusted EBITDA and individual performance objectives were met, an executive officer would be entitled to receive an award in excess of his or her target award. The target award for Mr. Thanopoulos was 100% of his base salary. Since HHI’s adjusted EBITDA was 104% of the pre-determined target and he met his individual objectives, Mr. Thanopoulos received a cash award in the amount of $1,032,819, which was equal to 118% of his target award.

In accordance with Metaldyne’s performance-based compensation plan, Metaldyne paid each of its executive officers an award based on Metaldyne’s adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization and various non-cash or one-time adjustments) and Metaldyne’s operating cash flow generation (adjusted EBITDA less capital expenditures plus/minus the change in operating working capital). Each Metaldyne executive officer was entitled to receive a target award based on a percentage of his or her base salary. Fifty percent of the award was based on Metaldyne’s adjusted EBITDA and 50% of the award was based on Metaldyne’s operating cash flow generation. To receive an award, Metaldyne had to achieve 90% of budgeted adjusted EBITDA and 90% of budgeted operating cash flow generation. To receive the target award, Metaldyne had to achieve 100% of both budgeted adjusted EBITDA and budgeted operating cash flow generation which were $195 million and $110.5 million, respectively, for 2014. In the event Metaldyne’s adjusted EBITDA and operating cash flow generation exceeded the budgeted amounts, an executive officer was entitled to receive an award in excess of the target award up to a maximum of 135% of the target award. The target awards for Mr. Blaufuss and Mr. Amato were 60% and 100% of their base salary, respectively. Since Metaldyne’s budgeted adjusted EBITDA and operating cash flow generation were, respectively, 104% and 116% of the pre-determined targets, Mr. Blaufuss and Mr. Amato received cash awards in the amounts of $396,000 and $825,000, respectively, in each case equal to 110% of the target award.

In accordance with Grede’s performance-based compensation plan, Grede paid each of its executive officers an award based on Grede’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and various non-cash or one-time adjustments), Grede’s adjusted free cash flow generation and individual performance objectives. Each executive officer was entitled to receive a target award based on a percentage of base salary with 50% of the award was based on Grede’s adjusted EBITDA, 25% of the award was based on Grede’s adjusted free cash flow generation and 25% of the award was based on individual performance objectives. To receive an award, Grede’s adjusted EBITDA had to exceed 80% of budgeted adjusted EBITDA. To receive the target award, Grede had to meet or exceed its budgeted adjusted EBITDA and adjusted free cash flow, which were $159.3 million and $118 million, respectively, for 2014, and the executive officer had to meet his or her individual performance objectives. In the event Grede’s adjusted EBITDA and adjusted free cash flow exceeded budgeted adjusted EBITDA and adjusted free cash flow and individual performance objectives were met, an executive officer would be entitled to receive an award in excess of his or her target award up to a maximum of 200% of base salary. The target award for Mr. Grimm was 110% of his base salary. Since Grede’s adjusted EBITDA and adjusted free cash flow were each 94% of the pre-determined targets and he met his individual objectives, Mr. Grimm received a cash award in the amount of $679,196, which was equal to 82% of his target award.

2015 Performance-based Compensation

For 2015, the Compensation Committee structured our performance-based compensation program in a manner that was consistent with the existing programs to reward executive officers based on MPG performance and the performance of the individual NEOs relative to their individual performance objectives. This allows all executive officers to receive incentive bonus compensation in the event certain specified corporate performance measures are achieved.

Under the MPG performance-based compensation plan effective January 1, 2015, each of our executive officers will earn an award based on MPG Adjusted EBITDA, MPG Adjusted EBITDA less capital expenditures, and individual performance objectives. Each NEO will be entitled to receive a target award based on a percentage of his base salary in which 50% of the award will be based on

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MPG Adjusted EBITDA, 25% of the award will be based on MPG Adjusted EBITDA less capital expenditures, and 25% of the award will be based on individual performance objectives. To receive an award, our Adjusted EBITDA has to meet or exceed 90% of budgeted Adjusted EBITDA. To receive the target award, we have to meet or exceed our budgeted Adjusted EBITDA and Adjusted EBITDA less capital expenditures, and the executive officer has to meet their individual performance objectives. In the event our Adjusted EBITDA and Adjusted EBITDA less capital expenditures exceed the budget amounts and the NEOs meet their performance objectives, the executive officers would be entitled to receive an award in excess of their target award up to a maximum of 200% of their target award. The target awards for Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm will be 100%, 60%, 100%, and 110%, respectively, of their base salary.

Long-Term Equity Incentive Awards

We believe that equity ownership provides our NEOs with a strong incentive to increase our value and aligns the interests of our NEOs with the interests of our shareholders. While we do not have a formal policy requiring our officers and directors to own our stock, we may adopt one in the future. However, our NEOs, along with other key employees, were granted stock options and other equity awards at the time of the acquisition of each of HHI, Metaldyne, and Grede by American Securities, as applicable, which were converted into options to purchase our common stock in the Combination. In addition, we granted additional options in connection with the Combination under our newly adopted equity incentive plan, which we refer to as the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan is discussed in more detail under “2014 Equity Incentive Plan” below. Our executive officers will be eligible to receive additional awards of stock options or other equity or equity-based awards under our 2014 Equity Incentive Plan at the discretion of the Compensation Committee, including, in 2015, grants of restricted shares of our common stock in an amount equal to $750,000 in the aggregate at the date of grant and options to purchase our common stock in an amount equal to $750,000 in the aggregate at the date of grant, each vesting over a three-year period from the date of grant. Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm were each party to a letter agreement entitling them to a grant of restricted shares of our common stock under the 2014 Equity Incentive Plan. These awards were granted on December 11, 2014, the date of the pricing of the IPO, and vest 25% upon the first anniversary of the grant date and 75% upon the second anniversary of the grant date. Under the agreements, Mr. Thanopoulos, Mr. Amato, and Mr. Grimm were granted restricted stock with a fair market value of $2.0 million, and Mr. Blaufuss was granted restricted stock with a fair market value of $1.25 million, in each case, based on the $15.00 offering price per share of MPG common stock.

Generally, our existing stock options have vesting schedules that are designed to encourage an optionee’s continued employment and option prices that are designed to reward an optionee for our performance. Options generally expire ten years from the date of the grant and vest in three to five equal annual installments following the date of grant, subject to the optionee’s continued employment on each applicable vesting date.

In connection with the Combination, we assumed the ASP MD Holdings, Inc. Stock Option Plan previously sponsored by Metaldyne (the “Metaldyne Plan”), the ASP HHI Holdings, Inc. Stock Option Plan, previously sponsored by HHI (the “HHI Plan”), and the ASP Grede Intermediate Holdings LLC 2014 Unit Option Plan, previously sponsored by Grede (the “Grede Plan” and, together with the Metaldyne Plan and the HHI Plan, the “Assumed Plans”), together with all stock options to purchase shares of common stock of Metaldyne or HHI and options to purchase units of Grede issued and outstanding under the Assumed Plans as of the time of the Combination, which options were converted in accordance with the terms of the Assumed Plans and the Merger Agreement into options to acquire shares of our common stock (the “Assumed Options”). Following our assumption of the Assumed Plans and the Assumed Options, we entered into new award agreements evidencing the Assumed Options which eliminated any performance-based vesting provisions and such options are now solely subject to time-vesting. Prior to the Combination, Mr. Thanopoulos held options to purchase 110,948 shares of common stock of HHI with a strike price of $27.61 which were converted to options under the HHI Plan (split adjusted) to purchase 926,870 shares of our common stock with a strike price of $3.31. These options vested with respect to 20% of the shares subject to the option on each of December 6, 2013 and 2014 and shall vest in respect of another 20% on each of December 6, 2015, 2016 and 2017, subject to continued employment on such dates. Mr. Blaufuss held options to purchase 221,597 shares of common stock of Metaldyne with a strike price of $5.77 which were converted to options under the Metaldyne Plan (split adjusted) to purchase 237,095 shares of our common stock with a strike price of $5.40. These options vested with respect to 20% of the shares subject to the option on February 19, 2014 and shall vest in respect of another 20% on each of February 19, 2015, 2016, 2017 and 2018, subject to continued employment on such dates. Mr. Amato held options to purchase 576,153 shares of common stock of Metaldyne with a strike price of $5.77 and 35,000 shares of common stock of Metaldyne with a strike price of $15.77 which were converted to options under the Metaldyne Plan (split adjusted) to purchase 616,450 shares of our common stock with a strike price of $5.40 and 37,445 shares of our common stock with a strike price of $14.75. Both of these options vested with respect to 20% of the shares subject to the options on February 19, 2014 and each of which shall vest in respect of another 20% on each of February 19, 2015, 2016, 2017, and 2018, subject to continued employment on such dates. Mr. Grimm held options to purchase 9,049 units of Grede with a strike price of $1,000 which were converted to options under the Grede Plan (split adjusted) to purchase 485,205 shares of our common stock with a strike price of $18.66 which vest with respect to 100% of the shares subject to the option on June 2, 2021, subject to continued employment.

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In connection with the Combination, we adopted the 2014 Equity Incentive Plan providing for the grant of options, restricted stock awards, restricted stock units, and other equity-based compensation awards. As a holder of options to acquire shares of common stock of HHI, Mr. Thanopoulos received an option granted under the 2014 Equity Incentive Plan (split adjusted) to acquire 424,950 shares of our common stock at a strike price of $20, with respect to which 253,125 of the shares subject to option were fully vested upon grant and 171,825 of the shares subject to option. These options are 20% vested upon grant and shall vest in respect of another 20% on each of December 6, 2014, 2015, 2016, and 2017, subject to continued employment on such dates. In addition, Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm were also granted fully vested options under the 2014 Equity Incentive Plan (split adjusted) to purchase 139,220, 3,935, 26,285, and 9,385 shares of our common stock, respectively, at an exercise price of $20 per share, which amounts were equal to 10% of the number of shares of our common stock owned by such individual. In addition, in connection with the Combination, Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm were granted options under the 2014 Equity Incentive Plan (split adjusted) to purchase 135,185, 23,710, 65,390, and 48,875 shares of our common stock, respectively, at an exercise price of $20 per share, which amounts were equal to 10% of the number of shares of our common stock held under option by such individual, which options vest one-third on each of August 4, 2015, 2016 and 2017.

All of the foregoing options received by Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm provide for full vesting upon a “transaction” as defined in their individual award agreements and the Assumed Plans, subject to continued employment through consummation of the transaction. The definition of “transaction” under such agreements and plans generally means (i) the sale of all, or substantially all, of our consolidated assets, including, without limitation, a sale of all or substantially all of our assets or the assets of any of our subsidiaries whose assets constitute all or substantially all of our consolidated assets (or the sale of a majority of the outstanding shares of voting capital stock of any subsidiary or subsidiaries whose consolidated assets so constitute), in any single transaction or series of related transactions; (ii) the sale of shares of our common stock by American Securities or its affiliates, which results in American Securities and its affiliates not having the power to elect or appoint a majority of the members of the board; or (iii) any merger or consolidation of us with or into another corporation or entity unless, after giving effect to such merger or consolidation, the holders of our voting securities (on a fully-diluted basis immediately prior to the merger or consolidation), own voting securities (on a fully-diluted basis) of the surviving or resulting corporation or entity representing a majority of the outstanding voting power to elect directors of the surviving or resulting corporation or entity in substantially the same proportions that they held their shares prior to such merger. In addition, options granted to any employees under the 2014 Equity Incentive Plan or the Assumed Plans are subject to full vesting upon a “transaction.” Also, the Assumed Options received by Mr. Blaufuss and Mr. Amato provide that if an operating division of the Company or an affiliate is sold, our Board of Directors may, in its discretion, accelerate the vesting of some or all of such executive’s options if the executive’s employment is transferred in connection with such sale.

Retirement Benefits

Each of HHI, Metaldyne, and Grede offers their executive officers retirement benefits through 401(k) plans, which provide tax-efficient retirement savings. Each of HHI, Metaldyne, and Grede matches a portion of the pre-tax dollar contributions of the executive officer up to a pre-set limit, subject to Internal Revenue Code of 1986, as amended (the “Code”) contribution limits. Matching contributions are immediately vested. In 2014, Mr. Thanopoulos, Mr. Blaufuss, Mr. Amato, and Mr. Grimm received matching contributions of $6,120, $7,800, $6,697, and $5,200, respectively.

Perquisites and Other Compensation

We provide our executive officers, including our NEOs, with certain personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which we recognize are an important factor in attracting and retaining talented executives. Executive officers are eligible under the same plans as all other employees for medical, dental, disability, and life insurance. We provide higher levels of long-term disability and life insurance coverages to our executive officers than is generally available to our non-executive employees. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives.

Each of Metaldyne and Grede also offers certain of its executive officers other compensation and perquisites in order to better enable the companies to attract and retain talented employees to key positions by providing additional benefits with high perceived values at relatively low cost to us. Metaldyne and Grede provided Mr. Amato and Mr. Grimm with a flexible allowance plan that provided reimbursement for certain designated items (including, among other items, supplemental life insurance, liability insurance, club membership, financial and estate planning, and income tax preparation) as well as a tax gross up for certain reimbursements. Mr. Amato received $25,489 from Metaldyne under this program and Mr. Grimm received $43,483 executive flex and $9,450 for executive life from Grede under this program.

Employment Agreements and Severance Benefits

In connection with the Combination, we entered into new employment agreements with our NEOs. We have described the material terms of these agreements below. These employment agreements establish the terms and conditions of such NEO’s employment

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relationship with us. These agreements generally provide that such NEO receive a minimum base salary and be eligible to receive an annual bonus, but do not otherwise provide for annual salary or bonus increases or other compensation increases. In addition, these employment agreements provide for benefits upon termination of employment in certain circumstances.

We entered into an employment agreement with George Thanopoulos as of August 4, 2014. Mr. Thanopoulos’ contract period is valid through the earliest of (i) his resignation, (ii) his death or disability, and (iii) his termination by us at any time for cause or without cause. The agreement provides that Mr. Thanopoulos will receive an initial annualized base salary of $874,182. The Board of Directors has discretion to increase (but not reduce) the base salary from time to time. The agreement also provides for an annual cash bonus with a target level of 100% of his base salary, as determined by the Board of Directors based on performance objectives established with respect to that particular year. Mr. Thanopoulos is eligible to participate in one or more of our equity incentive plans pursuant to the terms and conditions of such plans. If we terminate Mr. Thanopoulos’ employment at any time without cause (as defined in the agreement) or Mr. Thanopoulos resigns with good reason (as defined in the agreement), we must provide Mr. Thanopoulos with the following, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his employment agreement: (a) an amount equal to his monthly base salary rate paid monthly for a period of 24 months (or 12 months if such termination occurs on or after August 28, 2015), (b) continued group medical coverage, paid for by the Company, for a period of 24 months (or 12 months if such termination occurs on or after August 28, 2015), ceasing earlier if he ceases to be eligible for COBRA continuation coverage or obtains other employment that offers group health benefits, and (c) a pro rata portion of the annual bonus he otherwise would have received for the fiscal year in which he was terminated.

We entered into an employment agreement with Mark Blaufuss as of August 4, 2014. Mr. Blaufuss’ contract period is valid through the earliest of (i) his resignation, (ii) his death or disability, and (iii) his termination by us at any time for cause or without cause. The agreement provides that Mr. Blaufuss will receive an initial annualized base salary of $600,000. The Board of Directors has discretion to increase (but not reduce) the base salary from time to time. The agreement also provides for an annual cash bonus with a target level of 60% of his base salary, as determined by the Board of Directors based on performance objectives established with respect to that particular year. Mr. Blaufuss is eligible to participate in one or more of our equity incentive plans pursuant to the terms and conditions of such plans. If we terminate Mr. Blaufuss’ employment at any time without cause (as defined in the agreement) or Mr. Blaufuss resigns with good reason (as defined in the agreement) we must provide Mr. Blaufuss with the following, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his employment agreement: (a) an amount equal to his monthly base salary rate paid monthly for a period of 18 months, (b) continued group medical coverage for a period of 18 months at the same cost as he would have paid as an active participant in the Company’s group health plan, ceasing earlier if he ceases to be eligible for COBRA continuation coverage or obtains other employment that offers group health benefits, and (c) a pro rata portion of the annual bonus he otherwise would have received for the fiscal year in which he was terminated.

We entered into an employment agreement with Thomas Amato as of August 4, 2014. Mr. Amato’s contract period is valid through the earliest of (i) his resignation, (ii) his death or disability, and (iii) his termination by us at any time for cause or without cause. The agreement provides that Mr. Amato will receive an initial annualized base salary of $750,000. The Board of Directors has discretion to increase (but not reduce) the base salary from time to time. The agreement also provides for an annual cash bonus with a target level of 100% of his base salary, as determined by the Board of Directors based on performance objectives established with respect to that particular year. Mr. Amato receives an executive flex spending allowance and is eligible to participate in one or more of our equity incentive plans pursuant to the terms and conditions of such plans. If we terminate Mr. Amato’s employment at any time without cause (as defined in the agreement), we must provide Mr. Amato with the following, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his employment agreement: (a) an amount equal to his monthly base salary rate paid monthly for a period of 18 months, (b) continued group medical coverage for a period of 18 months at the same cost as he would have paid as an active participant in the Company’s group health plan, ceasing earlier if he ceases to be eligible for COBRA continuation coverage or obtains other employment that offers group health benefits, and (c) a pro rata portion of the annual bonus he otherwise would have received for the fiscal year in which he was terminated.

We entered into an employment agreement with Douglas Grimm as of August 4, 2014. Mr. Grimm’s contract period is valid through the earliest of (i) his resignation, (ii) his death or disability, and (iii) his termination by us at any time for cause or without cause. The agreement provides that Mr. Grimm will receive an initial annualized base salary of $750,000. The Board of Directors has discretion to increase (but not reduce) the base salary from time to time. The agreement also provides for an annual cash bonus with a target level of 110% of his base salary, as determined by the Board of Directors based on performance objectives established with respect to that particular year. Mr. Grimm is provided with life insurance coverage carrying a death benefit at least equal to five times his annualized base salary, a cash automobile allowance of $850 per month and an annual perquisite allowance of $25,000, and is eligible to participate in one or more of our equity incentive plans, pursuant to the terms of such plans. If we terminate Mr. Grimm’s employment at any time without cause (as defined in the agreement) or Mr. Grimm resigns with good reason (as defined in the agreement), we must provide Mr. Grimm with the following, subject to his execution of a release of claims and his continued compliance with the restrictive covenants set forth in his employment agreement: (a) an amount, paid in equal monthly installments over the 18 months following his termination, equal to the sum of (1) a prorated portion of his target annual bonus for the year of termination based on the number of days

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that have elapsed during the year of termination, plus (2) 1.5 times the sum of his annualized base salary rate and his target annual bonus, (b) continued group medical coverage for a period of 18 months at the same cost as he would have paid as an active participant in the Company’s group health plan, ceasing earlier if he ceases to be eligible for COBRA continuation coverage or obtains other employment that offers group health benefits, and (c) outplacement services for a period of six months in an amount not to exceed $40,000 in the aggregate.

For purposes of each of the employment agreements with our NEOs, “cause” means that the named executive officer has:

•	continually failed to perform in a material manner or was materially negligent or committed willful misconduct in the performance of the executive’s duties to us or our subsidiaries for a period of 30 days after written notice was delivered to the executive by or on behalf of our Board of Directors specifying the manner in which the executive failed to perform (and which such failure or other performance default remains uncured after such time);

•	materially breached any material provisions in any written agreement between the executive and us or one of our subsidiaries for a period of 30 days after written notice was delivered to the executive by or on behalf of our Board of Directors specifying the manner in which the executive breached (and which breach remains uncured after such time);

•	developed or pursued interests materially adverse to us or any of our subsidiaries or willfully failed to observe any of our or any of our subsidiaries’ material written policies applicable to the executive for a period of 30 days after written notice was delivered to the executive by or on behalf of our Board of Directors specifying the manner in which the executive failed to observe (and which failure remains uncured after such time);

•	materially breached any non-competition, non-solicitation, or confidentiality agreement or covenant with us or any applicable subsidiary;

•	engaged in theft, embezzlement, fraud, or misappropriation of any of our or any of our subsidiaries’ property; or

•	been convicted of or entered a guilty or no contest plea with respect to a felony (other than a vehicular felony or through vicarious liability not related to us or any of our affiliates) or a misdemeanor involving moral turpitude or fraud.

For purposes of each of the employment agreements with our NEOs, “good reason” means the executive’s resignation from employment with us as a result of one or more of the following reasons, provided, in each case, that the executive must deliver written notice of resignation to us within 30 days after the occurrence of any such event, and if we do not cure the breach within 30 days of receipt of such notice, the executive actually terminates his employment within 60 days following the expiration of such cure period:

•	we reduce the amount of the NEO’s base salary;

•	we change the executive officer’s titles or reduce the NEO’s responsibilities materially inconsistent with the positions the executive then holds;

•	we change the NEO’s place of work to a location more than 35 miles from the executive’s present place of work, other than any relocation to the current business headquarters of any of the Metaldyne, HHI, or Grede businesses, or to any location within five miles of any such headquarters; or

•	a successor to substantially all of our business and/or assets does not expressly assume and agree to perform such employment agreement and provide the executive with the same or comparable position, duties, base salary, target annual bonus and benefits under such agreement.

The options and restricted stock awards granted to each NEO fully vest upon a termination of employment with us by reason of death or “disability,” termination by us without “cause,” or such individual’s resignation for “good reason,” as those terms are defined in their individual award agreements.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee has evaluated the policies and practices of compensating our employees in light of the relevant factors, including the following:

•	allocation of compensation between cash and equity awards and the focus on stock-based compensation, including options and stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking;

•	performance-based compensation is not based solely on our performance, but also requires achievement of individual performance objectives; and

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•	financial performance targets of our performance-based compensation plan are budgeted objectives that are reviewed and approved by our Board of Directors and/or our Compensation Committee.

Based on such evaluation, the Compensation Committee has determined that our policies and practices do not incentivize taking unnecessary or excessive risks and are not reasonably likely to have a material adverse effect on us.

IRS Code Section 162(m)

Section 162(m) of the Code generally disallows publicly held companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) unless such compensation qualifies for an exemption for certain compensation that is based on performance. Section 162(m) of the Code provides transition relief for privately held companies that become publicly held, pursuant to which the foregoing deduction limit does not apply to any remuneration paid pursuant to compensation plans or agreements in existence during the period in which the corporation was not publicly held if, in connection with an initial public offering, the prospectus accompanying the initial public offering discloses information concerning those plans or agreements that satisfies all applicable securities laws then in effect. If the transition requirements are met in connection with an initial public offering, the transition relief continues until the earliest of (i) the expiration of the plan or agreement, (ii) the material modification of the plan or agreement, (iii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iv) the first meeting of the shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program will satisfy the requirements for exemption from the $1,000,000 deduction limitation, to the extent applicable. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance based and consistent with our goals and the goals of our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (hereafter referred to as the “Committee”) oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses, and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis so stated be included in this proxy statement.

Compensation Committee: Kevin Penn, Chairman Loren Easton William Jackson

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EXECUTIVE COMPENSATION

Summary Compensation Table for 2014

The following table sets forth certain information with respect to the compensation paid to our NEOs during the years ended December 31, 2013 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
George Thanopoulos Chief Executive Officer and President of MPG & CEO of HHI(2)	2014 2013	857,644 836,360	—	2,000,010	7,926,524	1,030,970 1,384,739	—	639,628 6,120	12,454,776 2,227,219

Mark Blaufuss Chief Financial Officer of MPG(3)	2014 2013	468,797 328,343	—	1,250,010	327,054 1,247,593	396,000 224,821	—	7,800 7,650	2,449,661 1,808,407

Thomas Amato Co-President of MPG and President & CEO of Metaldyne(3)	2014 2013	658,539 533,820	—	2,000,010	1,072,329 3,349,442	825,000 603,216	—	32,185 26,379	4,588,063 4,512,857

Douglas Grimm Co-President of MPG and President & CEO of Grede(4)	2014 2013	670,004 590,000	—	2,000,010	6,830,930	679,196 976,246	—	68,333 58,932	10,248,473 1,625,178

(1)	As required by Securities and Exchange Commission rules, amounts shown in the column “Option Awards” reflects the aggregate grant-date fair value of option awards granted in the fiscal year in accordance with accounting rules ASC 718, Compensation—Stock Compensation. For a description of the assumptions used in calculating the fair value of equity awards in 2014 and 2013 under ASC 718, see Note 16 of the notes to the consolidated financial statements contained within “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts reflect our cumulative accounting expense over the vesting period and do not correspond to the actual values that may be realized by the NEOs.

(2)	Compensation paid by HHI. Does not include $2,485,775 received by Mr. Thanopoulos for the anti-dilution feature of his options related to the dividend paid by HHI during 2014.

(3)	Compensation paid by Metaldyne.

(4)	Compensation paid by Grede. Does not include $23,526,659 received by Mr. Grimm in recognition of the equity units he held related to American Securities’ acquisition of Grede.

(5)	Does not include the value of 1,016 plan units granted to Mr. Grimm, that vested in 2013, under the Equity Based Compensation Plan previously maintained by Grede Holdings LLC, entitling Mr. Grimm to receive a cash payment in respect of such units in an amount determined as if such units were membership units of Grede Holdings LLC, in a change of control transaction. As of December 31, 2013, the liquidity event (a change of control) was considered not probable of occurring in accordance with ASC 718, Compensation—Stock Compensation.

(6)	As required by Securities and Exchange Commission rules, the amounts shown in the column “stock awards” reflects the aggregate grant date fair value of restricted stock awards granted in the fiscal year in accordance with accounting rules ASC 718, Compensation—Stock Compensation. The amounts represent our cumulative accounting expense over the vesting period and do not correspond to the actual values that may be realized by the NEOs.

(7)	The amounts in column “Non-Equity Incentive Plan Compensation” reflects the 2014 plan year payout, paid in March 2015, as part of the previous HHI, Metaldyne, and Grede annual bonus plans.

(8)	The components of the column “All Other Compensation” for 2014 are summarized in the following table.

Name	401(k) Match ($)	Car Allowance ($)	Executive Flex Allowance ($)	Executive Life Insurance ($)	Other Compensation ($)(a)	Total ($)
George Thanopoulos	6,120	—	—	—	633,508	639,628
Mark Blaufuss	7,800	—	—	—	—	7,800
Thomas Amato	6,697	—	25,488	—	—	32,185
Douglas Grimm	5,200	10,200	43,483	9,450	—	68,333

(a)	Represents a payment of $633,508 for recognition of dividends Mr. Thanopoulos would have received for shares purchased upon the March 2014 escrow release.

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Grants of Plan-Based Awards for 2014

The following table sets forth certain information with respect to the grants of plan-based awards to our NEOs during the year ended December 31, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of
					Shares of	Securities	Price of	Stock and
					Stock or	Underlying	Option	Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(2)
George Thanopoulos	08/06/2014 08/06/2014 08/06/2014 08/06/2014 08/06/2014 12/11/2014 01/01/2014	437,091	874,182	—	133,334	253,125 171,825 136,540 2,680 135,185	20.00 20.00 20.00 20.00 20.00	2,793,994 1,978,737 1,507,129 29,582 1,617,083 2,000,010
Mark Blaufuss	08/06/2014 08/06/2014 12/11/2014 01/01/2014	180,000	360,000	486,000	83,334	3,935 23,710	20.00 20.00	43,435 283,619 1,250,010

Thomas Amato	08/06/2014 08/06/2014 12/11/2014 01/01/2014	375,000	750,000	1,012,500	133,334	26,285 65,390	20.00 20.00	290,134 782,195 2,000,010

Douglas Grimm	06/02/2014 08/06/2014 08/06/2014 12/11/2014 01/01/2014	416,254	832,509	1,665,018	133,334	485,205 9,385 48,875	18.66 20.00 20.00	6,142,695 103,592 584,643 2,000,010

(1)	The amounts shown represent the threshold, target and maximum amounts payable as part of the HHI, Metaldyne, and Grede bonus plans, in which each NEO participated in 2014.

(2)	As required by Securities and Exchange Commission rules, amounts shown in the column “Grant Date Fair Value of Stock and Option Awards” present the aggregate grant-date fair value of option awards granted in the fiscal year in accordance with accounting rules ASC 718, Compensation—Stock Compensation. For a description of the assumptions used in calculating the fair value of equity awards in 2014 under ASC 718, see the Notes to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014. These amounts reflect our cumulative accounting expense over the vesting period and do not correspond to the actual values that may be realized by the NEOs.

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Outstanding Equity Awards at December 31, 2014

The following table provides information regarding the equity awards held by the NEOs as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
George Thanopoulos	370,748 253,125 68,730 136,540 2,680 —	556,122 — 103,095 — — 135,185	3.31 20.00 20.00 20.00 20.00 20.00	12/06/2022 08/06/2024 08/06/2024 08/06/2024 08/06/2024 08/06/2024	133,334	2,314,678

Mark Blaufuss	47,419 3,935 —	189,676 — 23,710	5.40 20.00 20.00	02/19/2023 08/06/2024 08/06/2024	83,334	1,446,678

Thomas Amato	123,290 7,489 26,285 —	493,160 29,956 — 65,390	5.40 14.75 20.00 20.00	02/19/2023 02/19/2023 08/06/2024 08/06/2024	133,334	2,314,678

Douglas Grimm	— 9,385 —	485,205 — 48,875	18.66 20.00 20.00	06/02/2024 08/06/2024 08/06/2024	133,334	2,314,678

(1)	Refers to Restricted Stock Awards, which vest 25% on the first anniversary of the grant date and 75% on the second anniversary of the grant date.

(2)	Market Value is determined using the number of awards multiplied by $17.36, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2014.

Options Exercised and Stock Vested during 2014

None of the NEOs exercised options or had any stock that vested during 2014.

Pension Benefits

Our NEOs did not participate in any defined benefit pension plan during 2014.

Nonqualified Deferred Compensation

In the year ended December 31, 2014, our NEOs received no nonqualified deferred compensation and had no deferred compensation benefits.

25

Potential Payments upon Termination or Change in Control

The table below shows the estimated value transfer to each NEO upon termination of employment without a Change in Control or in connection with a Change in Control. The table below assumes that such termination occurred on December 31, 2014, when the closing price of our stock was $17.36 and payments are made under the employment agreements then in effect. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Termination without Cause or for Good Reason without a Change in Control or within Two Years Following a Change in Control
Name	Severance Pay ($)	Benefits ($)	Accelerated Equity Vesting ($)	Total ($)
George Thanopoulos	2,779,334	38,871	10,128,192	12,946,397
Mark Blaufuss	1,296,000	18,000	3,715,203	5,029,203
Thomas Amato	1,950,000	18,000	8,291,057	10,259,057
Douglas Grimm	2,706,279	52,258	2,314,678	5,073,215

26

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation of our “named executive officers” or “NEOs” identified in the “Compensation Discussion and Analysis” above in this proxy statement. We believe that the structure of our executive compensation programs aligns the interests of our NEOs with our business objectives and the interests of our shareholders.

In connection with the Combination, we reviewed and aligned the existing compensation programs of HHI, Metaldyne, and Grede into our executive compensation program. Consistent with the existing programs, our overall post-Combination compensation program is structured to attract, motivate, and retain highly qualified executives by paying them competitively, with variable components designed to pay them based on results that are consistent with our performance on both a short- and long-term basis and on their contribution to that success. In addition, our program is structured to ensure that a significant portion of compensation opportunity is related to specific, measurable factors that directly and indirectly influence shareholder value. We also believe that equity ownership provides our NEOs with a strong incentive to increase our value and aligns the interests of our executive officers with the interests of our shareholders.

For the reasons discussed above, the Board recommends a vote FOR the following resolution providing an advisory approval of the compensation paid to our named executive officers:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in this proxy statement, is hereby approved.

Although the vote on this proposal is advisory and non-binding, the Compensation Committee and the Board will review and consider the result of the vote when making future determinations regarding our executive compensation programs. The affirmative vote of a majority of the votes cast by shares entitled to vote thereon is required for the approval of the foregoing resolution. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the approval of the resolution.

27

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are also seeking your input with respect to the frequency of future shareholder advisory votes on compensation paid to our named executive officers. In particular, we are asking whether the advisory vote that is the subject of Proposal 2 should occur every 1, 2 or 3 years.

The Board believes that a vote every three years (a triennial vote) complements our goal to create a compensation program that enhances long-term shareholder value. A triennial vote will provide shareholders the ability to evaluate our compensation program over a time period and as compared to our long-term performance. In addition, a triennial vote will give the Compensation Committee sufficient time to analyze the Company’s compensation program and the integration of the compensation programs as a result of the Combination. The Compensation Committee will also be able to compare the Company’s performance over that same period to determine whether any changes to the compensation program are advisable. A three-year period will provide some time to implement changes and assess the effectiveness of such changes. The greater time period between votes will also allow the Compensation Committee to consider various factors that impact the Company’s financial performance and executive pay on a long-term basis.

When voting on this Proposal you will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every 1, 2 or 3 years, or to abstain entirely from voting on the matter. If a frequency (1, 2 or 3 years) receives a majority of the votes cast by shares entitled to vote thereon, it will be deemed to be the frequency of the advisory vote on the compensation of our named executive officers recommended by shareholders. Abstentions and broker non-votes are not counted as votes cast and therefore do not affect the selection of frequency on the outcome.

The vote on this proposal is advisory and is not binding; however, the Board will carefully consider the voting results when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

The Board of Directors recommends a vote for 3 YEARS for the frequency of the non-binding advisory vote on the compensation of the Company’s named executive officers.

28

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. MPG management has the primary responsibility for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings.

Auditor Independence

The Audit Committee met and held discussions with MPG management and KPMG LLP, the independent registered public accounting firm. The Audit Committee reviewed and discussed with MPG management and KPMG LLP the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as the Company’s internal control over financial reporting. The Audit Committee also discussed with KPMG LLP the matters required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States)(PCAOB) Auditing Standard No. 16, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.

KPMG LLP submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with KPMG LLP the firm’s independence and considered whether the provision of non-audit services by KPMG LLP to the company is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that the independence of KPMG LLP from MPG and management is not compromised by the provision of such non-audit services.

Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, and filed with the SEC.

Audit Committee:

Jeff Stafeil, Chairman

Nick Bhambri

Loren Easton

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other MPG filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that MPG specifically incorporates this Audit Committee Report by reference into any such filing.

29

PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected the independent registered public accounting firm of KPMG LLP (“KPMG”) to audit the Company’s financial statements for the year 2015. KPMG also served as MPG’s independent auditor for the Company’s financial statements for 2013 and 2014. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Neither our Bylaws nor our other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the votes cast by shares entitled to vote is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not counted as votes cast and therefore do not affect the ratification of the selection of independent auditors.

KPMG LLP FEES

The following table provides information regarding the aggregate fees for professional services rendered to the Company by KPMG for the years ended December 31, 2013 and 2014. All of the fees described below have been approved by the Board of Directors or, for fees incurred since our initial public offering in December 2014, by the Audit Committee.

	(In Millions)
	2014	2013
Audit Fees	$4.4	$1.0
Audit-Related Fees	0.8	—
Tax Fees	0.2	0.2
All Other Fees	*	*
Total	$5.4	$1.2

*     Less than $0.1 million.

Audit Fees

The Audit Fees for the year ended December 31, 2014 were for professional services rendered by KPMG for the audits and quarterly reviews of the Company’s consolidated financial statements, and for services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees

Audit-Related Fees for the years ended December 31, 2014 and 2013 were for comfort letters and consents associated with the Company’s S-1 filing.

Tax Fees

The Tax Fees for the years ended December 31, 2014 and 2013 were for professional services rendered by KPMG related to tax compliance, tax advice and tax planning.

All Other Fees

All Other Fees for the years ended December 31, 2014 and 2013 were for trade agreement and pension advisory services, accounting research tool subscription and benchmarking data.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee charter, adopted on December 1, 2014, requires the Audit Committee to consider and, in its discretion, approve in advance any services (including the fees and material terms thereof) proposed to be carried out for the Company by the independent auditor or by any other firm proposed to be engaged by the Company as its independent auditor. All audit services provided for the years ended December 31, 2014 and 2013 were approved by the audit committees of MPG or Metaldyne.

The Board recommends a vote FOR the ratification of the selection of KPMG LLP as our independent auditors for the year 2015.

30

2016 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be considered at the 2016 Annual Meeting, you must comply with the following procedures:

•	If you intend to present proposals to be included in our proxy statement for our 2016 Annual Meeting, you must give written notice of your intent to our Secretary on or before January 16, 2016 (120 calendar days prior to the anniversary of our mailing this proxy statement). The proposals must comply with SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s materials.

•	If you wish to nominate a director or have other business brought before the 2016 Annual Meeting of Shareholders, you must submit the nomination or proposal between February13, 2016 and March 14, 2016 in accordance with the Company’s Bylaws. The nomination or proposal must be delivered to the Company’s corporate officers at 47659 Halyard Drive, Plymouth, Michigan 48170, Attention: Secretary. Such notice must include a written statement setting forth the following information (with a representation as the accuracy of such information): (i) your name and address; (ii) the number and class of all shares of each class of Company stock owned of record and beneficially by such shareholder (and any beneficial owner on whose behalf the nomination is made) and the date such ownership was acquired; (iii) any derivative instruments directly or indirectly beneficially owned by you or your immediate family or any other direct or indirect opportunity to profit or share in the profit derived from any increase or decrease in the value of shares of the Company; (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which you or any member of your immediate family have a right to vote or have granted a right to vote with respect to any securities of the Company; (v) interests of you or any member of your immediate family related to any short interest, rights to dividends (other than dividends on shares owned by you or such family member), any interest in shares or derivative securities of the Company or performance-related fees based on any increase or decrease in the value of securities of the Company; (vi) a representation that you intend to appear in person or by proxy at the meeting to nominee the person or propose the business and whether you intend to deliver a proxy statement or form of proxy to holders of the Company; (vii) a certification regarding whether you have complied with all applicable federal, state, and local requirements in connection with your acquisition of shares of the Company or your acts as a shareholder; and (viii) any other information required by applicable SEC regulations or the Bylaws or as the Company may reasonably request.

	•	The notice to nominate a person for election as a Company director must also include: (i) information relating to the nominee (including without limitation, the nominee’s name, age, address and occupation, and the number and class of all shares of each class of Company stock owned of record and beneficially by such person) that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (ii) a description of any agreements, arrangements, and understandings between or among you and any other person in connection with the nomination; and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the prior three years and any other material relationship between or among you and the nominee, including all information required to be disclosed under SEC Regulation S-K 404, as if you or the holder on whose behalf you are making the nomination (or any affiliate or associate thereof) were a “registrant” under such provision and if the nominee were a director or executive officer thereof. The foregoing, however, does not apply to the exercise by American Securities of its rights to designate persons for nomination to the Board pursuant to the Stockholders’ Agreement described above in “Certain Relationships and Related Person Transactions.”

	•	The notice related to business (other than the nomination of a director) that you propose to bring before the meeting must include the following information: (i) a brief description of the business to be brought before the meeting (including the text of any resolution proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of yours in such business; and (ii) a description of all agreements, arrangements, and understandings, direct or indirect, between you and any other person (naming them) in connection with the proposal of such business.

31

OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote the shares represented by the proxy in their discretion with respect to such matters.

By Order of the Board of Directors,

Carol Creel

General Counsel and Secretary

Taylor, Michigan

May 15, 2015

32

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, June 11, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kevin Penn　　02 Jeffrey Stafeil　　03 George Thanopoulos

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To approve, by non-binding advisory vote, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation Discussion and Analysis, the compensation tables and the related materials disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3 The selection, by non-binding advisory vote, of the frequency of the non-binding advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4 To ratify the selection of KPMG LLC as independent auditors for the Company for 2015.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may come before the meeting or any adjournment or adjournments thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000249693_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and Annual Report to Shareholders is/are available at www.proxyvote.com .

METALDYNE PERFORMANCE GROUP INC.
Annual Meeting of Shareholders
June 12, 2015 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) George Thanopoulos and Carol Creel, or either of them, as proxies, each with full power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of METALDYNE PERFORMANCE GROUP INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on Friday, June 12, 2015, at the offices of the Company at 47659 Halyard Drive, Plymouth, Michigan 48170, and any adjournment or postponement thereof, and to vote in his or her discretion on any other matters that may come before the meeting or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSAL 2, FOR "3 YEARS" ON PROPOSAL 3, AND "FOR" PROPOSAL 4.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledge(s) receipt of a Notice of Annual Meeting of Shareholders of the Company called for June 12, 2015, the Proxy Statement for the Annual Meeting and the Annual Report to Shareholders, prior to the signing of this proxy.

Continued and to be signed on reverse side

0000249693_2 R1.0.0.51160